UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2015

SMART & FINAL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36626	80-0862253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive, Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (323) 869-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2015, Smart & Final Stores LLC (the “Borrower”), a California limited liability company and an indirect wholly owned subsidiary of Smart & Final Stores, Inc. (the “Company”), entered into a Third Amendment (the “Third Amendment”) to its First Lien Term Loan Agreement, dated November 15, 2012.  Pursuant to the Third Amendment, the Borrower’s term loan bears interest at a rate per annum equal to, (a) to the extent the Borrower has elected to have the adjusted London Interbank Offered (“LIBO”) rate apply to the term loan, the applicable adjusted LIBO rate (defined as the greater of (x) the LIBO rate for the interest period selected by the Borrower, as adjusted for statutory reserves, and (y) 0.75%) plus the applicable margin of 3.25%, or, (b) to the extent the Borrower has elected to have the base rate apply to the term loan, the applicable base rate (defined as the greatest of (x) the federal funds rate plus 0.50%, (y) the “prime rate” announced by the Wall Street Journal and (z) the adjusted LIBO rate for an interest period of one month plus 1.00%) plus the applicable margin of 2.25%.

In connection with the Third Amendment, on May 13, 2015, the Borrower entered into an amendment to its outstanding interest rate swap agreement to change the fixed LIBO rate component thereunder to 1.47675% and the floor rate thereunder to 0.75%, effective June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL STORES, INC
Date: May 13, 2015

	By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President and Chief Financial Officer